Exhibit 10.13.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION

AMENDMENT NO. 1

TO THIRD AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 1 to Third Amended and Restated Master Repurchase Agreement, dated as of October 23, 2019 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”), CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), ALPINE SECURITIZATION LTD (“Alpine” and a “Buyer”) and other Buyers from time to time party to the Master Repurchase Agreement (collectively, the “Buyers”), QUICKEN LOANS INC. (“Quicken Loans” and a “Seller”) and ONE REVERSE MORTGAGE, LLC (“One Reverse” and a “Seller”, and together with Quicken Loans, the “Sellers”).

RECITALS

The Administrative Agent, Buyers and the Sellers are parties to that certain Third Amended and Restated Master Repurchase Agreement, dated as of May 24, 2017 (as amended, restated, supplemented or otherwise modified from time to time other than by this Amendment, the “Existing Master Repurchase Agreement”; and as amended by this Amendment, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Administrative Agent, the Buyers and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, the Administrative Agent, the Buyers and the Sellers hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Master Repurchase Agreement is hereby amended by:

1.1                               deleting the definitions of “BPO”, “Change in Control”, “Custodial Agreement”, “Mortgage Loan”, “One Reverse Termination Trigger Event” and “Underwriting Guidelines” in their entirety and replacing them with the following:

“BPO” means an opinion of the fair market value of a Mortgaged Property given by a licensed real estate agent or broker in conformity with customary and usual business practices, which includes three (3) comparable sales and three (3) comparable listings and complies with the criteria set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 for an “appraisal” or an “evaluation” as applicable.

“Change in Control” means:

(A)                              any transaction or event as a result of which Permitted Holders cease to directly or indirectly own beneficially or of record, more than fifty percent (50%) of the voting stock of Quicken Loans;

(B)                               the sale, transfer, or other disposition of all or substantially all of Quicken Loans’ assets (excluding any such action taken in connection with any securitization transaction), which sale, transfer, or other disposition occurs without Administrative Agent’s prior written consent; or

(C)                               the consummation of a merger or consolidation of Quicken Loans with or into another entity or any other corporate reorganization (which merger or consolidation occurs without Administrative Agent’s prior written consent; provided that such consent shall be deemed to have been given if Administrative Agent does not respond within ten (10) Business Days after Quicken Loans’ written notice to Administrative Agent of the consummation of any such events), if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Quicken Loans immediately prior to such merger, consolidation or other reorganization;

provided, however, that notwithstanding anything herein to the contrary, it is understood and agreed that, so long as it does not otherwise create a Default or Event of Default hereunder, any sale, transfer, or other disposition of all or substantially all of One Reverse’s assets or equity interests in One Reverse, any consummation of a share exchange, merger or consolidation of One Reverse with or into another entity, any liquidation of One Reverse or any other corporate reorganization after which Permitted Holders continue to directly or indirectly own beneficially or of record more than fifty percent (50%) of the voting equity interests of Quicken Loans or its successor shall not be deemed to be a Change of Control.

“Mortgage Loan” means any residential, business or commercial mortgage loan (including a home equity loan and HECM Loans) evidenced by a Mortgage Note and secured by a first or second lien mortgage, which satisfies the requirements set forth in the applicable Underwriting Guidelines and Section 13(b) hereof; provided, however, that Mortgage Loans shall not include any High Cost Mortgage Loans.

“One Reverse Termination Trigger Event” means the occurrence of any of the following:

(1)                                 While One Reverse is a Seller hereunder, any transaction or event as a result of which Permitted Holders cease to directly or indirectly own beneficially or of record, at least fifty-one percent (51%) of the membership interests of One Reverse; provided, however, so long as it does not otherwise create a Default or Event of Default hereunder, any transaction, event, sale, transfer, or other disposition of all or substantially all of One Reverse’s assets or equity interests in One Reverse, any consummation of a share exchange, merger or consolidation of One Reverse with or into another entity, or any other corporate reorganization after which Permitted Holders continue to directly or indirectly own beneficially or of record more than fifty percent (50%) of the voting equity interests of Quicken Loans or its successor shall not be deemed to be a One

Reverse Termination Trigger Event; provided, that One Reverse shall be deemed removed from this Agreement and all applicable Program Agreements;

(2)                                 the sale, transfer, or other disposition of all or substantially all of One Reverse’s assets (excluding any such action taken in connection with any securitization transaction or any action that complies with clause (1) above), which sale, transfer, or other disposition occurs without Administrative Agent’s prior written consent;

(3)                                 a material impairment of the ability of One Reverse to perform under any Program Agreement and to avoid any Event of Default or a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against One Reverse;

(4)                                 One Reverse is insolvent, or is rendered insolvent by any Transaction and, after giving effect to such Transaction, is left with an unreasonably small amount of capital with which to engage in its business;

(5)                                 One Reverse incurs, or believes that it has incurred, debts beyond its ability to pay such debts as they mature or is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets;

(6)                                 One Reverse enters into any transaction to liquidate, wind up or dissolve itself (or suffers any liquidation, winding up or dissolution); provided, however, that if such liquidation, winding up or dissolution results in Quicken Loans owning all of the Purchased Mortgage Loans subject to rights hereunder, such action shall not constitute a One Reverse Termination Trigger Event and One Reverse shall be deemed removed from this Agreement and all applicable Program Agreements;

(7)                                 One Reverse fails to maintain its status with GNMA as an approved lender in good standing (unless such failure is an independent decision of One Reverse and in no way attributed to a disapproval or other adverse action taken against One Reverse specifically (as opposed to all approved lenders generally) by GNMA), if such failure is not cured within ten (10) Business Days following receipt of written notice of such failure;

(8)                                 any material adverse change in the Property, business, financial condition or operations of One Reverse, in each case as determined by Administrative Agent in its sole good faith discretion, or any other condition exists which, in Administrative Agent’s sole good faith discretion, constitutes a material impairment of One Reverse’s ability to perform its obligations under this Agreement or any other Program Agreement; or

(9)                                 any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of One Reverse or shall have taken any action to displace the Executive Management of One Reverse or to materially curtail its authority in the conduct of the business of One Reverse, or takes any action in the nature of enforcement to remove, limit or restrict the approval of One Reverse as an issuer or buyer of Mortgage Loans or securities backed thereby, and such action (i) is determined by Administrative Agent in its sole good faith discretion to be materially adverse to Administrative Agent and Buyers taken as a whole, One Reverse, the Repurchase Assets or One Reverse’s ability to perform under this Agreement and (ii) shall not have been discontinued or stayed within thirty (30) days.

“Underwriting Guidelines” means: (i) with respect to any Mortgage Loans for which an Agency is the intended Take-Out Investor, such Agency’s standards, procedures and guidelines for underwriting and acquiring Mortgage Loans; (ii) with respect to any Mortgage Loans for which Administrative Agent or an Affiliate of Administrative Agent is the intended Take-Out Investor, Administrative Agent’s or such Affiliate’s standards, procedures, and guidelines (as provided to Sellers) for underwriting and acquiring Mortgage Loans; and (iii) with respect to any Mortgage Loans for which a Take-Out Investor other than one specified in subsections (i) or (ii) immediately above is the intended Take-Out Investor, such Take-Out Investor’s standards, procedures, and guidelines for underwriting and acquiring Mortgage Loans, which standards, procedures, and guidelines described in this clause (iii), to the extent that they differ from Agency standards, procedures, and guidelines, shall be provided by Sellers to Administrative Agent and approved by Administrative Agent in writing in its sole discretion.

1.2                              adding the following new definitions in their proper alphabetical order:

“BPL — Long” means a Business Purpose Mortgage Loan with respect to which (a) the related Mortgaged Property consists of not more than eight (8) units and (b) the related maturity date is five (5) years or more from the date of the Mortgage Note.

“Business Purpose Mortgage Loan” means a Mortgage Loan with respect to which the related Mortgaged Property (a) is non-owner occupied; (b) is primarily used for business or commercial purposes (as referenced in the Truth and Lending Act and its implementing regulation, Regulation Z); and (c) has been acquired or originated in accordance with applicable Underwriting Guidelines.

“Non-QM Loan — Low FICO Mortgage Loan” means a Mortgage Loan (a) that is a Non-Agency Non-QM Mortgage Loan and (b) for which the Mortgagor’s FICO score at the time of origination was at least [***] but not greater than [***]

“Permitted Holders” means any or all of the following: (i) [***] together with (a) his spouse and children (natural or adopted) and (b) the estate, heirs, executors, personal representatives, successors or administrators upon or as a result of the death, incapacity or incompetency of such person for purposes of the protection and management of such person’s assets), and (ii) any Person the equity interests of which are owned 80% by the Persons specified in clause (i), or in the case of a trust, the beneficial interests in which are owned 80% by, or the majority of the trustees of which are, Persons specified in clause (i).

“Successor Rate” means an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) implemented by Administrative Agent (as determined in its good faith discretion) which Administrative Agent has also implemented under repurchase facilities with similarly situated sellers in repurchase facilities with similar assets and administered by Administrative Agent through its New York office.

“Successor Rate Conforming Changes” means with respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the good faith discretion of Administrative Agent, to reflect the adoption of such Successor Rate and to permit the administration thereof by Administrative Agent.

SECTION 2. Price Differential. Section 5 of the Existing Repurchase Agreement is hereby amended by adding the following new subsection (d) at the end thereof:

(d)                                 If prior to any Price Differential Payment Date, Administrative Agent determines in its good faith discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR, LIBOR is no longer in existence, or the administrator of LIBOR or a Governmental Authority having jurisdiction over Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be made available or used for determining the interest rate of loans, Administrative Agent shall give sixty (60) days’ written notice to Sellers that Administrative Agent will implement a Successor Rate and such notice shall identify such Successor Rate, together with any proposed Successor Rate Conforming Changes. Seller may, within thirty (30) days after receipt of such notice, elect to terminate this Agreement on an elected termination date that is on or after the date such Successor Rate is effective. Upon such termination, Seller shall have no further liability for the Commitment Fee or to pay further installments thereof with respect to any period after such termination.

SECTION 3.                            Conditions Precedent. Section 10 of the Existing Repurchase Agreement is hereby amended by deleting subsection (b)(7) in its entirety and replacing it with the following:

(7)                                 Requirements of Law. Neither Administrative Agent nor Buyers shall have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Administrative Agent or any Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Administrative Agent or any Buyer to enter into Transactions with a Pricing Rate based on LIBOR or a Successor Rate, as applicable.

SECTION 4.                            Representations and Warranties. Schedule 1 to the Existing Master Repurchase Agreement is hereby amended by:

4.1                               deleting paragraphs (a), (v), (ee), (ll) and (eee) and replacing them with the corresponding paragraphs on Annex A attached hereto; and

4.2                              adding the paragraphs on Annex B attached hereto at the end thereof.

SECTION 5.                            Limited Waiver. The Administrative Agent, on behalf of itself and on behalf of each Buyer, hereby confirms that it has agreed that no Default or Event of Default shall be deemed to have occurred in connection with the One Reverse’s failure to comply with the net worth requirements of HUD and report such failures to HUD each pursuant to the terms of the applicable Agency guide; provided that (a) Quicken Loans remains in good standing with HUD; (b) Quicken Loans maintains all HUD and related Agency approvals and (c) no other Default or Event of Default has occurred and is continuing.

SECTION 6.                            Litigation Schedule. Schedule 3 to the Existing Master Repurchase Agreement is hereby deleted in its entirety and replaced with Schedule 3 as Annex C hereto.

SECTION 7.                            Effectiveness of Amendment. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

7.1                               Delivered Documents. On the Amendment Effective Date, the Administrative Agent on behalf of Buyers shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a)                                 this Amendment, executed and delivered by duly authorized officers, as applicable, of the Administrative Agent, Buyers and Sellers; and

(b)                                 Amendment No. 6 to the Pricing Side Letter, executed and delivered by duly authorized officers, as applicable, of the Administrative Agent, Buyers and Sellers;

SECTION 8.                            Representations and Warranties. Except as set forth in Section 5 hereof, each Seller hereby represents and warrants to the Administrative Agent and Buyers that it is in compliance with all the terms and provisions set forth in the Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Master Repurchase Agreement.

SECTION 9.                            Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. The execution and delivery of this Amendment shall not, other than as set forth in Section 5 above, constitute a waiver of any Default or Event of Default, or otherwise affect any right, power or remedy of Administrative Agent and Buyers under the Repurchase Agreement or any other document related thereto, including without limitation, any future breaches of, or Defaults or Events of Default under, the Repurchase Agreement or other document related thereto.

SECTION 10.                     Counterparts. This Amendment may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 11.                     Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 12.                                            GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Administrative Agent:	CREDIT SUISSE FIRST BOSTON
MORTGAGE CAPITAL LLC

	By:	/s/ Kwaw de Graft-Johnson
		Name:	Kwaw de Graft-Johnson
		Title:	Vice President

Buyers:	CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH

	By:	/s/ Kwaw de Graft-Johnson
		Name:	Kwaw de Graft-Johnson
		Title:	Authorized Signatory

	By:	/s/ Elie Chau
		Name:	Elie Chau
		Title:	Authorized Signatory

ALPINE SECURITIZATION LTD, by
Credit Suisse AG, New York Branch as
Attorney-in-Fact

	By:	/s/ Elie Chau
		Name:	Elie Chau
		Title:	Vice President

	By:	/s/ Kenneth Aiani
		Name:	Kenneth Aiani
		Title:	Vice President

Signature Page to Amendment No. 1 to Third Amended and Restated Master Repurchase Agreement

ONE REVERSE MORTGAGE, LLC

By:	/s/ Gregg Smith
	Name:	Gregg Smith
	Title:	Chief Executive Officer

QUICKEN LOANS INC., as Seller

By:	/s/ Jay Farner
	Name:	Jay Farner
	Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to Third Amended and Restated Master Repurchase Agreement

ANNEX A

(a)                                 Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule, including any diskette or other related data tapes sent to the Administrative Agent, is complete, true and correct in all material respects as of the Purchase Date. With respect to each Business Purpose Mortgage Loan, no appraisal, BPO or other property valuation referred to or used to determine any data listed on the Mortgage Loan Schedule for such Mortgage Loan was more than one hundred eighty (180) days old as of the origination date of the related Mortgage Loan.

(v)                                 Appraisal. Unless Fannie Mae, FHA, Freddie Mac, GNMA, HUD or VA requires otherwise and except for Business Purpose Mortgage Loans, the Mortgage File contains either (i) to the extent permitted by the applicable Agency, a Property Inspection Waiver (as defined in the applicable Agency guidelines) or (ii) an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser (as defined below in this Schedule 1), who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae, FHA, Freddie Mac, GNMA, HUD or VA and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. Except for Business Purpose Mortgage Loans, the appraisal is in a form acceptable to Fannie Mae, FHA, Freddie Mac, GNMA, HUD or VA. The appraisal for such Business Purpose Mortgage Loan was written, in form and substance, to (i) customary standards for mortgage loans of the same type as such Mortgage Loan and (ii) USPAP standards, and satisfies applicable legal and regulatory requirements.

(ee)                            Location and Type of Mortgaged Property. As to Mortgage Loans that are not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is real property with a cooperative housing corporation erected thereon, or a mobile home. Except for Business Purpose Loans, as of the date of origination, no portion of the Mortgaged Property was used for commercial purposes (other than the use of a portion of such Mortgaged Property as a home office), and since the date of origination no portion of the Mortgaged Property has been used for commercial purposes (other than the use of a portion of such Mortgaged Property as a home office).

(ll)                                  Construction or Rehabilitation of Mortgaged Property. Other than with respect to a Business Purpose Mortgage Loan, no Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property. No Business Purpose Mortgage Loan was made in connection with the ground up construction of a Mortgaged Property.

Annex A-1

(eee)                      TRID Compliance. With respect to each Mortgage Loan (other than a Business Purpose Mortgage Loan or Second Lien Mortgage Loan) where the Mortgagor’s loan application for the Mortgage Loan was taken on or after October 3, 2015, such Mortgage Loan was originated in compliance with the TILA-RESPA Integrated Disclosure Rule.

Annex A-2

ANNEX B

(ggg)                     FICO Scores.   With respect to each Non-QM — Low FICO Mortgage Loan, the Mortgagor’s FICO score at the time of origination was [***] or greater.

(hhh)                   Type of Loan. With respect to each Business Purpose Mortgage Loan, (i) the Mortgage Loan is primarily for business or commercial purposes (as referenced in the Truth and Lending Act and its implementing regulation, Regulation Z) and not primarily for personal, family or household purposes and (ii) the Mortgaged Property securing the related Mortgage is non-owner occupied. Such Business Purpose Mortgage Loan is not subject to the Truth in Lending Act and its implementing regulation, Regulation Z, and the Real Estate Settlement Procedures Act and its implementing regulation, Regulation X. The Mortgagor has executed a business purpose affidavit stating that the Business Purpose Mortgage Loan is for commercial, business or investment purposes only and that the Mortgagor is not and will not occupy or claim the property as a primary or secondary residence.

(iii)                               Income/Employment/Assets. With respect to each Business Purpose Mortgage Loan, the originator verified the Mortgagor’s income, employment, and assets in accordance with the Underwriting Guidelines.

(jjj)                            Source of Loan Payments. With respect to Business Purpose Mortgage Loans, no portion of the Mortgage Loan proceeds has been escrowed for the purpose of making monthly payments on behalf of the Mortgagor and no payments due and payable under the terms of the Mortgage Note and Mortgage, have been paid by any person (other than the Mortgagor and any guarantor) who was involved in, or benefited from, the sale or purchase of the Mortgaged Property or the origination, refinancing, sale, purchase or servicing of the Mortgage Loan.

(kkk)                   Access; Utilities; Separate Tax Lots. With respect to each Business Purpose Mortgage Loan, each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and electricity all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of such Mortgaged Property or is subject to an endorsement under the related title policy insuring such Mortgaged Property.

(lll)                               Local Law Compliance. With respect to each Business Purpose Mortgage Loan, the terms of the related loan documents require the related Mortgagor to cause the Mortgaged Property to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(mmm)       Licenses and Permits. With respect to each Business Purpose Mortgage Loan, each Mortgagor covenants in the loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of each related Mortgaged Property in full force and effect, and all such licenses, permits and applicable

Annex B-1

governmental authorizations are in effect. No Seller is aware of any Mortgagor, guarantor or other obligor on any Mortgage Loan having received notice of any noncompliance with any use or occupancy law, ordinance, regulation, standard, license or certificate with respect to any Mortgaged Property.

(nnn)                   Mortgage Provisions. With respect to each Business Purpose Mortgage Loan, the Mortgage Note or the Mortgage contain provisions regarding the rights and remedies of the holder thereof for the realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, subject to receivership, bankruptcy, insolvency, moratorium and other laws and principles of equity affecting the rights of creditors, whether considered in a proceeding at law or in equity.

(ooo)                   Mortgage Term/No Contingent Interest. With respect to each Business Purpose Mortgage Loan, no Mortgage Loan has a negative amortization feature or an equity participation by the applicable Seller.

(ppp)                   General Liability Insurance. With respect to each Business Purpose Mortgage Loans, the related Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the applicable Seller received evidence that such Mortgaged Property was, insured by a hazard and rental loss insurance policy (as applicable) in amounts as required for similar properties in accordance with the Underwriting Guidelines.

(qqq)                   Assignment of Leases and Rents. With respect to each Business Purpose Mortgage Loan, any assignment of leases, rents and profits or similar document or instrument executed by the related Mortgagor in connection with the origination of the related Mortgage Loan, as such document may be amended, modified, renewed or extended from time to time (the “Assignment of Leases and Rents”) was duly executed, acknowledged and delivered and establishes and creates a valid and enforceable first priority collateral assignment of, or lien on, the related Mortgagor’s interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases and Rents to the applicable Seller have the full right to assign the same. Each Business Purpose Mortgage Loan contains an Assignment of Leases and Rents, and such Assignment of Leases and Rents is included either in the related Mortgage or in a related separate assignment document. The related assignment of any Assignment of Leases and Rents not included in the related Mortgage has been executed and delivered to the Administrative Agent in blank, is otherwise in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases and Rents) all of the assignor’s right, title and interest in, to and under such Assignment of Leases and Rents.

(rrr)                            Nonconforming Uses. With respect to each Business Purpose Mortgage Loan, if the Mortgaged Property constitutes a legal nonconforming use, the nonconforming improvements may be rebuilt to current density and used and occupied for such nonconforming

Annex B-2

purposes if damaged or destroyed or there is an ordinance and law endorsement to the hazard policy covering such Mortgaged Property, all unless otherwise disclosed to Administrative Agent in writing.

(sss)                         No Releases. With respect to each Business Purpose Mortgage Loan, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Business Purpose Mortgage Loan.

Annex B-3

ANNEX C

SCHEDULE 3

LITIGATION OF SELLERS

Annex C-1

I. Ordinary Course of Business Litigation

As a residential mortgage lender originating, closing and servicing loans in all 50 states, Quicken Loans Inc. may, at any point in time, be named as a party to dozens of legal proceedings which arise in the ordinary course of business, such as actions alleging improper lending practices, improper servicing, quiet title actions, improper foreclosure practices, violations of consumer protection laws, etc. In many of these actions, Quicken Loans may not be the real party of interest, but it may appear in the pleadings because it is in the chain of title to property over which there may be a dispute. In other cases, such as lien avoidance cases brought in bankruptcy, Quicken Loans is insured by title insurance and the case is turned over to the title insurer who tenders our defense.

As to other matters that arise in the ordinary course, management does not believe that the amount of liability, if any, for any of the pending matters individually or in the aggregate will materially affect Quicken Loans’ consolidated financial position. However, regardless of the outcome of the matters referred to herein, litigation can have a significant effect on Quicken Loans for other reasons such as defense costs, diversion of management focus and resources, and other factors. To the best of Quicken Loans’ information and belief, there are no outstanding judgments, liens or orders that have not been satisfied.

II. Non-Ordinary Course of Business Litigation

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
Phillip Alig, et al. vs. Quicken Loans Inc., et al.	US Court of Appeals for the Fourth Circuit	11-c-428	Lender Liability	Class action lawsuit alleging violation of state consumer protection statutes for providing homeowner’s estimated values to appraisers.	6/25/2012

Erik Mattson vs. Quicken Loans Inc., et al.	US District Court for the District of Oregon	3:17-cv-01840	Consumer Protection

Putative class action alleges violations of the Telephone Consumer Protection Act by claiming, among other things, that: (a) QL called him, without express consent, even though his number was on the national DNC list; and (b) QL called him without having the proper procedures in place for maintaining an internal do not call list.

11/29/2017

HouseCanary, Inc. vs. Quicken Loans Inc., One Reverse Mortgage, LLC, and In-House Realty LLC	US District Court for the Northern District of California	3:18-cv-01672	Intellectual Property	Lawsuit alleging that Quicken Loans (and the other defendants) have misappropriated HouseCanary’s trade secret information and used the purported trade secrets to their advantage.	3/21/2018

1

Ajomale v. Quicken Loans, Inc. and Corelogic Credco, LLC	US District Court for the Southern District of Alabama	17-539-JB-MU	Fair Credit Reporting Act	Putative class action alleging Quicken Loans failed to provide plaintiff (and a class of others) with a credit score disclosure notice as required by the Fair Credit Reporting Act.	12/15/2017

Hill and Hyde v. Quicken Loans Inc.	US District Court for the Central District of California	5:19-cv-00163	Consumer Protection

Putative class action that alleges Quicken Loans violated the Telephone Consumer Protection Act by: (a) texting Plaintiff (and a class of others), without consent, through the use of an automatic telephone dialing system; and (b) texting Plaintiff (and a class of others) after the individual revoked consent.

1/28/2019

William Gray v. Quicken Loans Inc.	Superior Court of California, County of Ventura	56-2019-00528118- CU-OR-VTA	California Civil Code & Business and Professions Code	Putative class action that alleges Quicken Loans violated California law by failing to pay interest on insurance proceeds that were placed into an escrow account.	6/11/2019

Tanya Ball v. Quicken Loans Inc.	US District Court for the Middle District of Florida — Orlando Division	6:19-cv-01836	Consumer Protection

Putative class action that alleges Quicken Loans violated the Telephone Consumer Protection Act by calling Plaintiff (and a class of others), without consent, through the use of an automatic telephone dialing system or through the use of prerecorded messages.

9/27/2019

III. Regulatory and Administrative Matters

As a non-depository mortgage company, Quicken Loans is regulated by and subject to various state agencies that oversee and regulate mortgage lending and the activities of bank and/or non-bank financial institutions. These state agencies are generally authorized to: issue licenses or registrations where state law requires; conduct periodic on-site or remote audits or examinations of the regulated institution’s books, files and practices; investigate consumer complaints; issue findings of audit or compliance variances that may require refunds to borrowers for charges beyond those permitted under the state’s laws or regulations; assess fines or penalties if administrative rules are not adhered to, and/or require other corrective actions to be taken.

These agencies also have the authority to seek revocation of an institution’s or individual’s license or registration to operate as a mortgage lender or loan originator in the state. In the ordinary course of business

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and in any given year, Quicken Loans participates in and responds to numerous regular periodic state examinations. If the state agency issues a finding, Quicken Loans may dispute that finding and/or attempt to reconcile any differences of opinion. In other instances, Quicken Loans may undertake corrective action before being required to do so by the state regulator. In some states, the state’s attorney general may also investigate consumer complaints regarding mortgage lending and issue subpoenas, commence informal inquiries or formal investigations. As a licensed mortgage company Quicken Loans is, in the ordinary course of business, subject to such inquiries and investigations. Although Quicken Loans may currently be subject to various state examinations and consumer complaint inquiries, management does not believe the outcomes of these examinations or inquiries, individually or in the aggregate, will materially affect Quicken Loans’ consolidated financial position or operations.

Dated: October 23, 2019

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